Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 30, 2009, included in the Proxy Statement of Nashua Corporation that is made a part of Amendment No. 2 to the Registration Statement (Form S-4) and Prospectus of Cenveo, Inc. for the registration of 9,417,048 shares of its common stock.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 24, 2009